Exhibit 10.1

April 7, 2022
PARTIAL TERMINATION AGREEMENT dated as of April 7, 2022
Between RH and [DEALER]

THIS PARTIAL TERMINATION AGREEMENT (this “Agreement”) with respect to the Base Warrants Confirmation (as defined below) is made as of April 7, 2022, between RH (“Company”) and [Dealer] (“Dealer”).

WHEREAS, Dealer and Company entered into a Base Issuer Warrant Transaction (the “Base Warrants Transaction”) pursuant to an ISDA confirmation dated as of [June 13, 2018] [September 12, 2019], which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company [_____] warrants (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”);

WHEREAS, Dealer and Company entered into an Additional Issuer Warrant Transaction (the “Additional Warrants Transaction” and, together with the Base Warrants Transaction, the “Warrants Transactions”) pursuant to an ISDA confirmation dated as of [June 22, 2018] [September 13, 2019], which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company [_____] warrants (as amended, modified, terminated or unwound from time to time, the “Additional Warrants Confirmation” and, together with the Base Warrants Confirmation, the “Warrants Confirmations”); and

WHEREAS, Company has requested, and Dealer has agreed, subject to the terms hereof, to partially terminate the Base Warrants Transaction with respect to a total of [_____] Shares (the “Designated Warrants Transactions”);

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms.  Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Warrants Confirmation.  In the event of any inconsistency between the definitions set forth in the Base Warrant Confirmation and this Agreement, this Agreement shall govern.

2.Settlement.  Notwithstanding anything to the contrary in the Warrants Confirmations, in consideration of the payment described in Section 4 below, on the Cash Settlement Date (as defined below): (1) the Number of Warrants under the Base Warrants Confirmation shall be reduced to [_____]; (2) the Designated Warrants Transactions shall be terminated in full; (3) all of the respective rights and obligations of the parties under the Base Warrants Confirmation with respect to the Designated Warrants Transactions shall be cancelled and terminated; and (4) each party shall be released and discharged by the other party, and agrees not to make any claim with respect to any obligations of the other party, in connection with the Designated Warrants Transactions; provided that the representations and warranties contained or incorporated by reference in the Base Warrants Confirmation, and any indemnification or contribution obligations contained therein arising as a result of events occurring on or prior to the Cash Settlement Date, shall survive such termination.  For the avoidance of doubt, as of the Cash Settlement Date, (i) the Base Warrants Transaction covering a total of [_____] Shares shall remain in full force and effect in accordance with their terms, and (ii) the “Number of Warrants” thereunder shall equal such number of Shares.

3. Procedures for Hedge Unwind.  On each day during the period of two (2) consecutive Trading Days beginning on, and including, April 8, 2022 (the “Hedge Unwind Period”) Dealer (or an agent or affiliate of Dealer), for the account of Dealer, may unwind a portion of its hedge with respect to the Designated Warrants Transactions being terminated hereunder.  “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on The New York Stock Exchange.  “Market Disruption Event” means (i) a failure by The New York Stock Exchange to open for trading during its regular trading session or (ii) a Trading Halt.  “Trading Halt” means the occurrence or existence prior to 1:00 p.m. (New York City time) on any scheduled trading day for the Shares for more than one 45 minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Shares.

4. Payment.  On the second business day following the final Trading Day of the Hedge Unwind Period (the “Cash Settlement Date”), Company shall pay to Dealer an amount in USD equal to the Cash Settlement Amount.  The “Cash Settlement Amount” shall mean an amount determined in accordance with the following formula:

Cash Settlement Amount = [_____]

If Dealer determines, in the case of clause (x) below, in its commercially reasonable judgment or, in the case of clause (y) below, based on advice of counsel, that during the Hedge Unwind Period an extension of the Hedge Unwind Period is reasonably necessary or appropriate (x) to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or (y) to enable Dealer to effect sales of Shares in connection with its hedge unwind activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements of organizations with jurisdiction over Dealer or its affiliates, or with related policies and procedures adopted by Dealer in good faith so long as such policies and procedures would generally be applicable to counterparties similar to Company and transactions similar to those contemplated by this Agreement, then the number of Trading Days in the Hedge Unwind Period and the Cash Settlement Amount shall be adjusted by Dealer in its good faith, commercially reasonable discretion to account for such extension.  Dealer shall promptly (but in no event later than 8:00 p.m. (New York City time) on the day on which it makes a determination described in clause (x) or clause (y) of the preceding sentence, provide notice to Company of such determination, which notice shall describe in reasonable detail the reason for such determination and the related adjustment made by Dealer.

5.[Reserved.]

6.Agreements, Representations and Warranties of Company.  Company represents and warrants to Dealer (and agrees with Dealer in the case of Sections 6(g) through 6(m)) on the date hereof that:

(a)  it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)  such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c)  all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d)  its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) none of Company and its officers and directors is aware of any material nonpublic information regarding Company or the Shares;

(f)  it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g)  neither Company nor any of its Affiliates or agents shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Company or any of its affiliated purchasers (as defined in Regulation M) on any Trading Day during the Hedge Unwind Period;

(h)  none of Company, its affiliates or its affiliated purchasers has engaged in Rule 10b-18 purchases of blocks (“affiliates”, “affiliated purchaser”, “Rule 10b-18 purchase” and “blocks” each as defined in Rule 10b-18) pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the date hereof and during the calendar week in which the date hereof occurs and none shall engage in purchases of such blocks prior to the end of the Hedge Unwind Period;

(i)  Company (A) will not during the Hedge Unwind Period make, or (to the extent within Company’s control) permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (B) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; and (C) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (x) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Dealer or its affiliates and (y) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date.  Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(j)  without the prior written consent of Dealer, Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares during the Hedge Unwind Period, except for purchases from its employees that are not “Rule 10b-18 purchases” as defined in Rule 10b-18(a)(13) under the Exchange Act;

(l)  Company has entered into with each of [_____], and [_____],
(each, an “Other Dealer”) a Partial Termination Agreement with respect to warrants (each, an “Other Dealer Warrant Termination Agreement”), each of which is substantially in the form of this Agreement; and

(m)  on the date hereof, and on each day during the Hedge Unwind Period, and on the Cash Settlement Date, Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) and Company would be able to purchase a number of Shares equal to the aggregate Number of Shares under the Warrants Transactions in compliance with the corporate laws of the jurisdiction of its incorporation.

7.Representations and Warranties of Dealer.  Dealer represents and warrants to Company on the date hereof that:

(a)  it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)  such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c)  all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)  its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

8.Use of Single Broker.  Dealer and the Other Dealers (collectively, the “Participating Dealers”) and the Company agree that, during the Hedge Unwind Period, [_____] shall act as the single broker for executing all hedge unwind transactions on behalf of the Participating Dealers, including for purposes of purchasing, offering to purchase or placing any bid or limit order that would effect a purchase of, any Shares, it being understood that Dealer hereby agrees to this arrangement in its capacity as a Dealer under this Agreement and in its capacity as an Other Dealer under each  Other Dealer Warrant Termination Agreement.

9.Account for Payment to Dealer:

To be provided separately

10. Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a)This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by the laws of the State of New York (without reference to choice of law doctrine).  The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(b)Each of Company and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Dealer, Company or Dealer’s or Company’s Affiliates in the negotiation, performance or enforcement hereof.

11. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature.

12.No Reliance, etc.  Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

13.Designation by Dealer.  The provisions of Section 8(k) of the Base Warrants Confirmation shall apply to the settlement contemplated hereby.

14.Additional Acknowledgements and Agreements.  Company acknowledges and agrees that Dealer may, during the Hedge Unwind Period, purchase Shares in connection with this Agreement.  Such purchases will be conducted independently of Company.  The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Dealer.  It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c), and neither Company nor Dealer shall take any action that results in this Agreement not so complying with such requirements.  Without limiting the generality of the preceding sentence, Company acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with this Agreement, (B) during the period beginning on (but excluding) the date hereof and ending on (and including) the last day of the Hedge Unwind Period, neither Company nor its officers or employees shall, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Company will not alter or deviate from this Agreement or enter into or alter a corresponding or hedging transaction with respect to the Shares, it being understood that the Other Dealer Warrant Termination Agreements are not intended to be corresponding or hedging transactions.  Company and Dealer also acknowledge and agree that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Company or any officer or director of Company is aware of any material nonpublic information regarding Company or the Shares.

15.Agreements and Acknowledgements Regarding Hedging.  Company acknowledges and agrees that:

(a)  during the Hedge Unwind Period, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Warrants Confirmations and this Agreement;

(b)  Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Warrants Confirmations and this Agreement;

(c)  Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Average VWAP and/or the Daily VWAP; and

(d)  any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Average VWAP and/or the Daily VWAP, each in a manner that may be adverse to Company.

16.Address for Notices.  Any notices required to be delivered by the Company to Dealer, or by Dealer to the Company, hereunder shall be delivered as provided in the Base Warrants Confirmation so long as a copy of any such notice is sent concurrently by email to the following email addresses:  [_____]; [______]; [_____].

17.Amendments.  An amendment, modification or waiver in respect of this Agreement will be effective only if in writing (including a writing evidenced by facsimile or email transmission) and executed by each of the parties or confirmed by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by email.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[DEALER]
By:
Name: Title:

By:
Name: Title:
RH
By:
Name: Title: